                                                                  EXHIBIT 10.4

PCQUOTE, INC.
-------------------------------------------------------------------------------

DATAFEED LICENSE AGREEMENT

This Agreement is made effective April 1st, 1999 by and between PC QUOTE, INC. (hereinafter referred to as "HTI" to be named HyperFeed Technologies, Inc.), a Delaware corporation with its principal place of business at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606, and PCQuote.com (hereinafter referred to as "LICENSEE"), a DELAWARE CORPORATION, with its principal place of business at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606.

HTI and LICENSEE agree as follows:

1. Parties. This Agreement shall apply to said LICENSEE and all of its subsidiaries and related companies ("affiliates").

2.   Definitions

     A.   HYPERTOOLS, API, and/or SDK

     HTI's programming interface software licensed to LICENSEE for development of market data applications. The HYPERTOOLS which are subject to this License Agreement are set forth in the attached Schedule of Services and Fees (the "Schedule") attached hereto and incorporated herein by reference and as may be amended by agreement, in writing, of the parties.

     B.   HTI's DATAFEED

     A digital market datafeed provided via Internet, Satellite or land line containing market data information obtained, selected and consolidated under the authority of various agencies and other information providers listed in Section 10 of this Agreement, and transmitted to LICENSEE in accordance with the Schedule.

3. Scope of Use. LICENSEE's and its affiliates' permitted use of the DATAFEED and HYPERTOOLS is limited as set forth in the attached Schedule.

4.   HYPERTOOLS and the DATAFEED

     A. The HYPERTOOLS includes existing HTI modules and applications that enable LICENSEE to interface with the DATAFEED. As new modules and applications become available for those HYPERTOOLS licensed to LICENSEE hereunder, or existing modules and applications are enhanced, these may be made available to LICENSEE without cost (other than the license fee(s) specified in the Schedule), but shall not include additional services.

     B. The DATAFEED includes financial market information obtained by HTI from institutions, exchanges and other information providers listed in
     Section 10 of this Agreement. This market data information includes stock quotes, option prices and other related information. Data content may be modified from time to time due to policy and/or content changes implemented by the original information providers.

5.   Grant of License

     A. HTI grants to LICENSEE and LICENSEE accepts on the terms and conditions set forth in this Agreement, a non-transferable and non-exclusive license to use the DATAFEED in conjunction with the HYPERTOOLS according the Scope of Use in the attached Schedule.

     B. HTI shall consolidate, update and transmit the DATAFEED to LICENSEE according to the attached Schedule as the information becomes available from the various original information providers, including, but not limited to, the time in which the various institutions and exchanges are open for trading.

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     C.   HTI shall retain title and all copyrights or proprietary rights to the
     HYPERTOOLS and DATAFEED provided to LICENSEE pursuant to this Agreement. LICENSEE shall have a non-exclusive license to use the DATAFEED only with the HYPERTOOLS.

     D. LICENSEE shall not, except as expressly permitted in this Agreement, copy, sell, distribute, assign, publish, disseminate, store as part of any database or file, nor convey, nor allow access by a third party to the DATAFEED and HYPERTOOLS nor any derivation, revision or re-combination thereof, nor shall LICENSEE use HYPERTOOLS and DATAFEED to produce end-of-day, end-of-week, end-of-month, or other files or database of non-contemporaneous data.

     E. LICENSEE agrees to notify HTI in writing of any new developments in LICENSEE's dissemination system of the DATAFEED, including but not limited to new software, that fall outside of the Scope of Use in the attached Schedule. Violation of this provision shall constitute a material breach of this Agreement.

6.   Data Use Requirements

     A. LICENSEE agrees that all displays of market data information provided by HTI on any of LICENSEE's display devices will include attribution to HyperFeed 2000. When possible, attribution to HTI will be in the form of (1) a HTI "Powered by Hyperfeed-TM- 2000" logo and (2) copy describing HTI and HyperFeed-SM- as the original provider of market data.

     B. LICENSEE agrees that all displays of delayed market data information provided by HTI will include the following delayed data notice or such notice(s) as the original information provider(s) may require: "Market data 20 minutes delayed," as well as text indicating that the information is provided by PC Quote, Inc.

7. Technical Support. HTI agrees to use reasonable efforts to provide LICENSEE with technical support via telephone, as LICENSEE may reasonably require for the DATAFEED and HYPERTOOLS during the term of this Agreement. HTI shall not be obligated to provide support to LICENSEE's customers.

8.   Term

     A. The initial term of this License Agreement shall be five (5) years from the effective date of this Agreement specified in the Schedule, unless sooner terminated as provided in Section 8.B. Thereafter, this Agreement shall automatically renew for additional one (1) year terms unless written notice of termination is delivered by LICENSEE to HTI at least sixty (60) days prior to the end of the initial term or any renewal term.

     B. Either party may terminate this Agreement upon thirty (30) days written notice of a material breach of this Agreement by the other party, provided, however, that such breach has not been cured within such thirty
     (30) day period. Notwithstanding any provision in this Agreement to the contrary, in the event that LICENSEE is in breach of Section 10.B., HTI shall have the right to immediately suspend LICENSEE's use of the DATAFEED and HYPERTOOLS. If such breach is not cured within thirty (30) days after suspension of service or notice of breach to LICENSEE, HTI may then immediately terminate this Agreement and if so terminated, LICENSEE shall, in addition to any outstanding amounts due hereunder, become immediately liable for, and pay HTI, the license fee(s) payable hereunder for the
     remaining term, discounted at six percent (6%).   If either party files a
     petition in bankruptcy or fails to discharge within thirty (30) days any petition in bankruptcy filed against it, the other party may terminate this Agreement immediately.

     C. In the event of any termination of this Agreement for any reason, LICENSEE shall cease all further use or distribution of the DATAFEED and HYPERTOOLS and shall promptly return the software, documentation and all copies thereof to HTI. LICENSEE shall also purge all copies of HYPERTOOLS software installed on any of its systems and all machine readable data and information in its possession or control related to the DATAFEED and HYPERTOOLS from its data storage facilities. LICENSEE shall, upon request, certify in writing to HTI LICENSEE's compliance with this paragraph. HTI, on three (3) business days notice retains the right to audit LICENSEE's compliance with this Section 8.C.

9.   Payment for Service

     A. Beginning with the effective date specified on the attached Schedule, LICENSEE will pay HTI the license fee(s) specified in the Schedule for use of HYPERTOOLS with the DATAFEED; provided, however, in


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     the event that HIT enters into an agreement with any other person or entity which provides for lower monthly fees for any item on the Schedule than the fee for such item set forth on the Schedule, the Schedule shall be amended to lower the price for that item to the price being charged such person or entity.

     B. LICENSEE will pay all additional direct costs directly related to LICENSEE's receipt of the DATAFEED including but not limited to:

                    Computer hardware and communication equipment
                    Onsite training or support
                    Satellite transmission
                    Leased phone lines
                    Exchange fees, including indirect access fees

     C. The charges for the services set forth in this Agreement shall be payable monthly, in advance. LICENSEE agrees to pay said charges by the 5th day of the month of service, including the prorated additions of service for the month prior.

     D. All payments will be made in U.S. Dollars drawn on a U.S. bank. Any payments which have not been received by HTI prior to the due date shall be subject to a late payment charge of the lesser of one and one half percent (1.5%) per month on the outstanding balance or the highest interest rate allowed by applicable law.

     E.   (Intentionally left blank)

     F. Any sales, use, excise, value added, personal property or similar taxes or duties which may be assessed in connection with this license will be borne by and shall be the sole responsibility of LICENSEE (but excluding taxes on HTI's income). LICENSEE agrees to indemnify and hold harmless HTI from and against any such taxes, including penalties and interest thereon. The provisions of this Section 9.F. shall survive any termination of this Agreement.

     G. Notwithstanding any provision in this Agreement to the contrary, in the event that any monthly payment that is not paid by LICENSEE within fifteen (15) days after the due date, after giving notice to LICENSEE, HTI may terminate this Agreement and LICENSEE's access to and use of HYPERTOOLS and DATAFEED unless LICENSEE pays such monthly payment prior to the termination date specified in the termination notice. Upon such termination, LICENSEE shall, in addition to any outstanding amounts due hereunder, become immediately liable for, and pay HTI, the license fee(s) payable hereunder for the remaining term, discounted at six percent (6%). The remedies contained herein are cumulative and are in addition to all other rights and remedies available to HTI under this Agreement, by operation of law, or otherwise.

10.  Exchange Authorization

     A. LICENSEE hereby acknowledges and agrees that the DATAFEED provided under this Agreement may contain market information obtained, selected and consolidated by HTI under the authority of various agencies and other information providers, including but not limited to, the New York Stock Exchange, American Stock Exchange, Pacific Stock Exchange, Midwest Stock Exchange, Chicago Board Options Exchange, the Options Price Reporting Authority, the Consolidated Tape Association, Chicago Board of Trade, Chicago Mercantile Exchange/International Monetary Market, Kansas City Board of Trade, Minneapolis Grain Exchange, Commodities Exchange, Commodities Exchange Center, New York Mercantile Exchange, Mid-America Commodity Exchange, and the Canadian Exchange Group ("Data Feed Sources"), and that the LICENSEE's use of the DATAFEED for internal or external redistribution of data is authorized and regulated by the Data Feed Sources whose data LICENSEE receives. HTI's rights to distribute information contained in the DATAFEED is limited to rights granted to it by the Data Feed Sources. Furthermore, the data content provided by HTI may change during the course of this Agreement due to modifications made by the Data Feed Sources. HTI shall not be obligated to provide any information of the Data Feed Sources that is not provided to HTI by the Data Feed Sources for any reason whatsoever.

     B. LICENSEE shall, prior to commencing any use of the DATAFEED, submit an application to and receive written approval from each and every Data Feed Source whose approval is required for receipt or dissemination of information contained in the DATAFEED. The use of the DATAFEED by LICENSEE is subject,

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     where applicable, to separate agreements with the Data Feed Sources and
     LICENSEE shall comply with any conditions, restrictions or limitations imposed by such Data Feed Sources, including the payment of all such fees or charges as the Data Feed Sources may impose with respect thereto. LICENSEE shall direct all Data Feed Sources to provide HTI with written notification that LICENSEE has executed any required agreement with such Data Feed Source, and HTI may withhold providing the DATAFEED until it receives such notification. In all events, it shall remain the sole responsibility of LICENSEE to confirm with the applicable Data Feed Sources whether or not and under what conditions such portion of the DATAFEED may be distributed to third parties; and it shall be the sole responsibility of LICENSEE to ensure that all applicable written approvals from the appropriate Data Feed Sources are obtained by LICENSEE and/or such third parties prior to LICENSEE commencing distribution of the DATAFEED to such third party. LICENSEE
     IS EXPRESSLY PROHIBITED FROM ANY REDISTRIBUTION, EITHER INTERNALLY OR EXTERNALLY, OF THE DATAFEED TO THIRD PARTIES (OTHER THAN TO AB WATLEY,
     AN EXISTING CUSTOMER OF LICENSEE) WITHOUT THE EXPRESS WRITTEN CONSENT
     OF THE APPROPRIATE DATA FEED SOURCES AND HTI; PROVIDED, LICENSEE IS PERMITTED TO ALLOW ACCESS BY END USERS TO THE DATAFEED ON SERVERS HOSTED BY LICENSEE OR BY TOWNSEND ANALYTICS, LTD. LICENSEE IS FURTHER PROHIBITED FROM PERMITTING ANY REDISTRIBUTION OF THE DATAFEED, EITHER INTERNALLY OR EXTERNALLY, BY ANY THIRD PARTY TO ANY OTHER PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE APPROPRIATE DATAFEED SOURCES AND HTI.

     C. LICENSEE hereby acknowledges and agrees that Data Feed Sources may have the right to unilaterally terminate provision of the DATAFEED, or portions thereof, to HTI and/or LICENSEE with or without notice and that neither any such Data Feed Sources nor HTI shall have any liability in connection therewith.

     D. LICENSEE agrees to indemnify and hold harmless HTI for all losses, damages, liabilities, costs, charges and expenses (including reasonable attorney's fees), arising out of any breach by LICENSEE of this Section 10 or arising out of any unauthorized use of the DATAFEED by LICENSEE or any third party supplied such data by LICENSEE. The provisions of this Section 10 shall survive any termination of this Agreement.

11. Right to Audit. LICENSEE hereby grants to HTI the right to audit LICENSEE's use of the DATAFEED and HYPERTOOLS, including dissemination systems, software display applications, subscriber databases, data authorization systems, and any applicable financial market exchange reporting, at any time, during normal business hours.

12.  Limited Warranty;  Limitations of Liability

     A. Subject to Section 10 hereof, HTI represents and warrants that it is the owner of, or has the right under U.S. law, to license the DATAFEED and HYPERTOOLS to LICENSEE for the purposes described in the Schedule. HTI further represents and warrants that the DATAFEED and HYPERTOOLS software (and, to the best of its knowledge, the data feed from the Data Feed Sources) do not contain any instructions designed to modify, delete, damage or disable other software, data or hardware, and that the DATAFEED and HYPERTOOLS software (and, to the best of its knowledge, the data feed from the Data Feed Sources) do not contain any hidden passwords to allow access by HTI or another third party.

     B. The information and data used in the DATAFEED and HYPERTOOLS provided under this Agreement, including option prices, stock prices, commodity prices, dividends, dividend dates, volatilities, deltas and other variables, are obtained by HTI from the Data Feed Sources which are believed to be reliable and HTI agrees to run reasonable control checks thereon to verify that the data transmitted by HTI is the same as the data received from the Data Feed Sources. However, HTI shall not be subject to liability for truth, accuracy, or completeness of the information received by HTI from the various exchanges and other sources and conveyed to LICENSEE or for errors, mistakes or omissions therein or in transmission thereof by HTI to LICENSEE or for any delays or interruptions of the DATAFEED or HYPERTOOLS from whatever cause. NEITHER HTI, NOR ANY DATA FEED SOURCES, NOR ANY OF THEIR RESPECTIVE LICENSORS, EMPLOYEES OR AGENTS, WARRANTS THAT PROVISION OF THE DATAFEED OR HYPERTOOLS WILL BE EITHER UNINTERRPUTED OR ERROR FREE. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 10.A. ABOVE, THE DATAFEED AND HYPERTOOLS TO BE PROVIDED HEREUNDER, AND ANY OTHER MATERIALS OR SERVICES PROVIDED IN CONNECTION THEREWITH, ARE PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR

                                      4
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     FITNESS FOR ANY PARTICULAR PURPOSE.  LICENSEE EXPRESSLY AGREES THAT USE OF
     THE DATAFEED AND HYPERTOOLS IS AT LICENSEE'S SOLE RISK.

     C. EXCEPT FOR BREACH OF SECTION 12.A., NEITHER HTI, NOR ANY DATA FEED SOURCE, NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR INSTALLING THE DATAFEED OR THE HYPERTOOLS SHALL BE LIABLE TO LICENSEE OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, ARISING OUT OF USE THEREOF OR OUT OF ANY BREACH OF ANY WARRANTY HEREUNDER. LIABILITY OF HTI IN ANY AND ALL CATEGORIES, WHETHER ARISING FROM MISTAKES, OMISSIONS, INTERRUPTIONS, DELAYS, ERRORS OR DEFECTS OR UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF HTI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, ONE (1) MONTH'S FEE APPLICABLE TO THAT PORTION OF THE DATAFEED OR HYPERTOOLS DIRECTLY AFFECTED BY THE MISTAKE, OMISSION, DELAY, ERROR OR DEFECT.

     D. The provisions of Section 12 shall survive any termination of this Agreement.

13.  Confidentiality of Proprietary Information

     A. LICENSEE understands and acknowledges the proprietary nature of the DATAFEED and HYPERTOOLS provided by HTI and that said DATAFEED and HYPERTOOLS have been developed as a trade secret of HTI and at its expense. LICENSEE agrees to hold said information in the same manner as LICENSEE deals with its own proprietary information and trade secrets. LICENSEE agrees not to use the DATAFEED or the HYPERTOOLS except as expressly provided hereunder. Furthermore, LICENSEE agrees not to attempt any reverse engineering of the DATAFEED or HYPERTOOLS to decode the signals used by HTI in transmitting the information or for any other purpose.

     B. HTI understands the proprietary nature of any information belonging to LICENSEE and recognizes the harm that can be occasioned to LICENSEE by disclosure of information relative to LICENSEE's activities. HTI agrees to hold such information in the same manner as HTI deals with its own proprietary information and trade secrets.

14.       Preservation of Intellectual Property

     LICENSEE acknowledges and agrees that (a) HTI is and shall continue to be the absolute owner of the HYPERTOOLS and DATAFEED, (b) LICENSEE's right to use the HYPERTOOLS and DATAFEED is derived solely from this Agreement and
     (c) such right is expressly limited pursuant to this Agreement. LICENSEE shall at no time assert any claim of ownership of the HYPERTOOLS or DATAFEED by reason of its use thereof and shall not grant or create or suffer to exist any lien or other security interest in the HYPERTOOLS or DATAFEED or any of its rights hereunder. If any of LICENSEE's clients take actions which could materially impair HTI's proprietary rights to the HYPERTOOLS or in the DATAFEED, LICENSEE shall (upon HTI's request) cease delivery of the HYPERTOOLS and/or DATAFEED to such client.

15.  Indemnification

     A. LICENSEE agrees to defend, indemnify and hold harmless HTI, its employees, agents, successors and assigns from and against all actions, claims, damages, liabilities, costs, losses or other expenses (including reasonable attorney's fees) resulting from or arising out of LICENSEE's negligence, willful misconduct, misrepresentation, breach of any of its representations or warranties or nonperformance of any of its covenants or obligations under this Agreement.

     B. HTI hereby agrees to defend, indemnify and hold harmless LICENSEE, its affiliates and their respective employees, agents, successors and assigns, from and against all actions, claims, damages, liabilities, costs, losses or other expenses (including reasonable attorney's fees) resulting from or arising out of HTI's breach of its warranty set forth in Section 12.A. In addition, HTI agrees to indemnify and hold harmless LICENSEE and its affiliates and employees and agents, against any and all actions, claims, damages, liabilities, costs, losses or other expenses (including reasonable attorney's fees) arising out of or related to any claim that LICENSEE's use or possession of the license granted hereunder of either DATAFEED or HYPERTOOLS infringes or violates the copyright, trade secret or other proprietary right of any third party.


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     LICENSEE must give HTI prompt written notice of any such claim and allow
     HTI to control the defense and all related settlement negotiations. HTI shall not be responsible for any compromise or settlement made without its consent. HTI shall also have the right to obtain a license for LICENSEE to continue to use the infringing data or to modify the DATAFEED or HYPERTOOLS so that they do not infringe. THE FOREGOING
     STATES LICENSEE'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS FOR INFRINGEMENT.

     C. The provisions of this Section 15 shall survive any termination of this Agreement.

16.  Assignment

     This Agreement or any rights or obligations granted hereunder may not be assigned by either party without the prior written consent of the other party, such consent is not to be unreasonably denied.

17.  Applicable Law and Venue.

     This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Illinois. Each party irrevocably consents to the jurisdiction of the courts of the State of Illinois and the federal courts situated in the State of Illinois, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

18.  Severability and Survival

     A. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     B. The provisions in this Agreement dealing with indemnification and confidentiality, unless specifically stated otherwise, shall survive the completion, expiration, termination or cancellation of this Agreement.

19.  Miscellaneous Provisions

     A. The parties to this Agreement are independent contractors with requisite corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. Neither party is an agent or representative of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

     B. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes, (i) on the delivery date if delivered personally to the party to whom the same is directed, or (ii) three business days after the mailing date, whether or not actually received, if sent by certified U.S. mail postage and charges prepaid, to the address of the party to whom the same is directed as set forth in the introductory paragraph of this Agreement. Either party may change its address specified above by giving the other party notice of such change in accordance with this Section.

          All notices delivered to HTI shall be delivered to the address above, attention: CHIEF EXECUTIVE OFFICER; COPY TO CORPORATE SECRETARY.

          All notices delivered to LICENSEE shall be delivered to the address above, attention: PRESIDENT; COPY TO THE CHIEF FINANCIAL OFFICER.

     C. Neither LICENSEE nor HTI shall be responsible for, nor be in default under this Agreement due to delays or failure of performance resulting from acts or causes beyond its control, including but not limited to: acts of God, strikes, lockouts, communications line or equipment failures, power failures, earthquakes, or other disasters. Should such an occurrence render the DATAFEED or HYPERTOOLS inoperable or

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     unavailable for a period over ten (10) days, then all fees charged by HTI shall be discounted prorata for the time of DATAFEED nonavailability.

     D. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision of right in that or any other instance; rather, the same shall be and remain in full force and effect.

     E.   HTI shall deliver the software to the site designated by LICENSEE.
     HTI acknowledges for itself, its employees, agents and subcontractors, that none of its employees, agents and subcontractors are entitled to participate in any benefit plans of LICENSEE or its affiliates. HTI further acknowledges that none of its employees, agents and subcontractors are eligible to participate in any such benefit plans even if it is later determined that the status of any of them was that of an employee of LICENSEE during the period of this engagement of HTI by LICENSEE. HTI, on behalf of itself, its employees, agents and subcontractors hereby expressly waives any claim for benefits coverage attributable to the services provided under this Agreement.

20.  Entire Agreement

     A. As used herein, the term "Agreement" includes any written amendments, modifications or supplements made in accordance herewith.

     B. LICENSEE and HTI acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and further acknowledge and agree that it constitutes the entire agreement of the parties hereto and supersedes all other proposals, oral or written, and all other communications between the parties relating to the subject matter hereof and this Agreement may not be modified or terminated orally. No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties. The language used in this Agreement shall be deemed to be language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.


IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement.


HYPERFEED TECHNOLOGIES, INC.

By:
          ------------------------------------
          John E. Juska, Senior Vice President

Date:
          ------------------------------------

PCQUOTE.COM, INC.

By:
          ------------------------------------
          Timothy K. Krauskopf, President

Date:
          ------------------------------------


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

                           SCHEDULE OF SERVICES AND FEES
                         TO THE LICENSEE AGREEMENT BETWEEN
                        PC QUOTE, INC. AND PCQUOTE.COM, INC.

                                  MONTHLY FEES


       MONTHLY MINIMUM                                   $30,000

       HyperFeed 2000 Site Fee                           $795
       Delayed Site Flat Fee                             $7000

       Real-Time Request Response
            Per User Fee                                 $2
            Per Quote Fee                                $.0050
            Per News Fee                                 $.0020
       Real-Time Request Response Cap                    $25,000

       Real-Time Dynamic Access Per User Fees
            Equities, Futures, Indicies, Canadian,
            & News Access                                $10
            Options                                      $2
            NASDAQ Level II                              $5


Scope of Use: LICENSEE is permitted to distribute HyperFeed 2000 in both delayed and real time formats via the Internet only and users (other than AB Watley, an existing customer of LICENSEE) are required to access the datafeed via PCQuote.com Servers at PCQuote.com locations.

Usage fees are due by and not exceeding the 5th day of the month of service. LICENSEE will provide a monthly user report for the previous month with a check for additional amounts due for the prior month mailed to HyperFeed Technologies, Inc., 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606, Attention: VP Administration.

LICENSEE agrees to file the requisite Vendor Agreements and System Description with the above-mentioned exchanges within two weeks of executing this Agreement.

LICENSEE will cover all additional direct costs directly related to LICENSEE's receipt of the DATAFEED including but not limited to:

-    Computer and communication equipment
-    Satellite transmission & Hardware
-    Leased phone line, FOB Chicago
-    Exchanges fees, including indirect access fees

BY:
PC Quote                                Licensee

Name                                    Name
    -----------------------------------     -----------------------------------

Title                                   Title
     ----------------------------------      ----------------------------------

Date                                    Date
    -----------------------------------     -----------------------------------


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